EXHIBIT 23.2
------------




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors
   BlueStar Health, Inc.
   Sugar Land, Texas

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 8, 2004 relating to the consolidated financial statements of BlueStar Health, Inc. for the year ended September 30, 2003 appearing in the Company's Form 10-KSB.


September 30, 2004

/s/  Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas